     As filed with the Securities and Exchange Commission on June 17, 2003

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                          04-3310676
   (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Matthew C. Diamond
                      Chairman and Chief Executive Officer
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             With copies to each of:

        Samuel A. Gradess                                Richard M. Graf
     Chief Financial Officer                      Katten Muchin Zavis Rosenman
           Alloy, Inc.                          1025 Thomas Jefferson Street, NW
151 West 26th Street, 11th Floor                     East Lobby, Suite 700
        New York, NY 10001                            Washington, DC 20007

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_].

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

Title of each class of                                  Proposed maximum         Proposed maximum
securities to be            Amount to be               offering price per       aggregate offering            Amount of
registered                  registered (1)                  share (2)                  price              registration fee
----------                  --------------                  ---------                  -----              ----------------
Common Stock
$0.01 par value               2,534,563                       $ 6.37               $16,145,166.31             $1,316.14

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $6.37 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Nasdaq National
Market on June 13, 2003, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Act, as amended.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                   Subject to Completion dated June 17, 2003

                                   Alloy, Inc.

                        2,534,563 Shares of Common Stock

We have prepared this prospectus to allow the selling stockholders we describe to sell up to 2,534,563 shares of our common stock. The selling stockholders acquired the shares in connection with our acquisitions of (i) GFLA, Inc., (ii) Target Marketing & Promotions, Inc., (iii) Y-Access, LLC, (iv) Triple Dot Communications, Inc., (v) substantially all of the assets of Career Recruitment Media, Inc., (vi) the 360 Youth business of MarketSource Corporation, and (vii) certain assets of Rapid Service Company. We will not receive any of the proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus, but will receive the exercise price if certain of the selling stockholders exercise their warrants to obtain shares.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, but they are not required to sell any shares. The price to the public for the shares and the proceeds to the selling stockholders at any time will depend upon the terms of such sales.

Our common stock is traded on the Nasdaq National Market under the trading symbol "ALOY." On June 16, 2003, the last reported sale price for our common stock on the Nasdaq National Market was $6.52 per share.

                  Investing in our common stock involves risks.
                    See "Risk Factors" beginning on page 4.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

                  This prospectus is dated June  , 2003.

                                TABLE OF CONTENTS


                                                                            Page

PROSPECTUS SUMMARY                                                           1
THE OFFERING                                                                 3
RISK FACTORS                                                                 4
YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS
BECAUSE THEY ARE INHERENTLY UNCERTAIN                                        5
USE OF PROCEEDS                                                              6
SELLING STOCKHOLDER                                                          6
PLAN OF DISTRIBUTION                                                         8
LEGAL MATTERS                                                               10
EXPERTS                                                                     10
WHERE YOU CAN FIND MORE INFORMATION                                         10

                               PROSPECTUS SUMMARY

You must also consult the more detailed financial statements, and notes to financial statements filed with our Annual Report on Form 10-K, which was filed with the Commission on May 1, 2003, and amended on May 16, 2003, and which are incorporated into this prospectus by reference. This prospectus contains forward-looking statements and actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors as outlined in this prospectus.

                                   Our Company

We are a media, marketing services and direct marketing company targeting Generation Y, the more than 60 million boys and girls in the United States between the ages of 10 and 24. Our business integrates direct mail catalogs, print media, websites, on-campus marketing programs, and promotional events, and features a portfolio of brands that are well known among Generation Y consumers and advertisers. We reach a significant portion of Generation Y consumers through our various media assets, marketing services programs and direct marketing activities. As a result, we are able to offer advertisers targeted access to the youth market. Additionally, our assets have enabled us to build a comprehensive database that, as of April 30, 2003, included detailed information about more than 14 million Generation Y consumers. We believe we are the only Generation Y-focused media company that combines significant marketing reach with a comprehensive consumer database, providing us with a deep understanding of the youth market.

According to the U.S. Census Bureau, more than 35% of the U.S. population is under the age of 24, and there are more young people in the United States today than at any other time in history. According to studies by Harris Interactive, a research and polling firm, each year in the United States teenagers spend $175 billion, and college students spend more than $200 billion. Harris Interactive Studies also have shown that up to 1 in 4 consumer dollars spent in the United States is either spent or influenced by a person under the age of 18.

We generate revenue from two principal sources -- merchandising, and sponsorship and advertising. From our catalogs and websites, we sell high-margin, third-party branded products in key Generation Y spending categories, including apparel, action sports equipment, and accessories directly to the youth market. We generate sponsorship and advertising revenues largely from traditional, blue chip advertisers that seek highly targeted, measurable and effective marketing programs to reach Generation Y consumers. Advertisers can reach Generation Y consumers through integrated marketing programs that include our catalogs, magazines, books, websites, and display media boards, as well as through promotional events, product sampling, college and high school newspaper advertising, customer acquisition programs and other marketing services that we provide.

                       Our Media and Marketing Properties

Our business integrates the following assets to deliver comprehensive access to Generation Y:

Direct Marketing Catalogs & Websites

Alloy Markets apparel, accessories, and housewares targeting girls; website provides commerce and interactive content.

CCS Markets skateboarding and snowboarding related equipment, apparel and accessories targeting boys; website provides commerce and interactive content.

Dan's Comp                      Markets BMX bikes and related equipment, apparel
                                and accessories targeting boys; website provides commerce and content.

Girlfriends LA                  Markets  accessories, footwear, apparel and room
                                furnishings   targeting   Generation  Y   girls;
                                website   provides   commerce  and   interactive
                                content.

Old Glory                       Markets    music    and    entertainment-related
                                lifestyle    products,     including    apparel,
                                accessories    and    collectibles,    targeting
                                Generation Y boys and girls; website provides commerce.


Marketing Services
and Promotional Marketing

360 Youth                       Our media and marketing  arm, which includes the
                                assets and  experience  of several  college  and
                                teen   marketing   companies,   including   CASS
                                Communications, MarketPlace Media, Youthstream and others; enables advertising clients to reach more than 25 million Generation Y consumers each month through mix of programs incorporating proprietary media assets such as school-based media boards, websites, magazines and catalogs, as well as college, high school, military base and multi-cultural newspapers.

Alloy Marketing and             Our promotional  marketing unit  specializing in
Promotions                      event  and   field   marketing,   sampling   and
                                acquisitions  programs;  includes the assets and
                                experience of established promotion agencies and
                                marketing services companies,  including the 360
                                Youth  business  of  MarketSource   Corporation,
                                Triple Dot  Communications,  Y-Access and Target
                                Marketing & Promotions.

On Campus Marketing ("OCM")     Direct   Marketer  of  college-  or  university-
                                endorsed products. Acquired in May 2003.

eStudentLoan                    Website   featuring   college   scholarship  and
                                financial aid database search engines.


Print Media

Private Colleges &              Publishes  college  and  university  guide books
Universities                    distributed   to   college-bound   high   school
                                students and operates related websites.

Strength Magazine               Publishes a lifestyle magazine targeting teenage
                                boys.

AlloyGirl Magazine              Publishes a  controlled  circulation,  quarterly
                                lifestyle magazine targeting teenage girls.

Alloy Entertainment/            Develops    books   and   other    entertainment
17th Street Productions         properties.

                                  THE OFFERING


Common stock offered......................................    2,534,563 shares (1)

Use of proceeds...........................................    We will not receive any proceeds from the sale by
                                                              the selling stockholders of our common stock.

Nasdaq National Market symbol for our common stock........    Our common stock trades on The Nasdaq National
                                                              Market under the symbol "ALOY"


(1) includes 2,424,563 shares of common stock and up to 110,000 shares underlying warrants issued in connection with our acquisitions of GFLA, Inc. and substantially all of the assets of Career Recruitment Media, Inc.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this report and information in our periodic reports filed with the Commission. The material risks and uncertainties described below are related to this offering. You should also consider the risks discussed in our annual report filed on Form 10-K with the Commission on May 1, 2003 and amended on May 16, 2003, which relate to our business in general. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY.

Since our inception in January 1996, we have incurred significant net losses. We have reported positive net income for only one full fiscal year (fiscal 2002). Although we expect to generate positive net income in the fiscal year ending January 31, 2004, there is no assurance that we will do so. As of April 30, 2003, we had an accumulated deficit of approximately $52.3 million.

OUR SUCCESS DEPENDS LARGELY ON THE VALUE OF OUR BRANDS AND IF THE VALUE OF OUR BRANDS WERE TO DIMINISH, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

The prominence of our Alloy, Dan's Competition, CCS, Old Glory and Girlfriends LA catalogs and websites, and our related consumer magazines among our Generation Y target market, and the prominence of our Market Place Media, CASS Communications, 360 Youth, On Campus Marketing and Private Colleges & Universities brands and media franchises with advertisers are key components of our business. If our consumer brands or their associated merchandise and editorial content lose their appeal to Generation Y consumers, our business could be adversely affected. The value of our consumer brands could also be eroded by misjudgments in merchandise selection or by our failure to keep our content current with the evolving preferences of our audience. These events would likely also reduce sponsorship and advertising sales for our merchandise and publishing businesses and may also adversely affect our marketing and services businesses. Moreover, we anticipate that we will continue to increase the number of Generation Y consumers we reach, through means which could include broadening the intended audience of our existing consumer brands or creating or acquiring new media franchises or related businesses. Misjudgments by us in this regard could damage our existing or future brands. If any of these developments occur, our business would suffer.

SALES OF OUR STOCK BY EXISTING STOCKHOLDERS MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

As of June 12, 2003, up to 11,123,750 registered shares are eligible for resale by existing stockholders subject, in some cases, to contractual sale limits, existing escrow arrangements and lockup agreements. Any significant sales of those shares, or the perception that such sales may occur, could cause the price of our common stock to drop significantly.

WE ARE A DEFENDANT IN SEVERAL PUTATIVE CLASS ACTION LAWSUITS AND DEFENDING THESE ACTIONS COULD HURT OUR BUSINESS.

We have been named as a defendant in several putative securities class action lawsuits relating to the allocation of shares by the underwriters of our initial public offering, and several allegedly false and misleading statements made by us to the market between August 1, 2002 and January 23, 2003. While we believe there is no merit to these lawsuits, defending against them could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business. In addition, if we lose any of these lawsuits, or settle any of them on adverse terms, our stock price may be adversely affected.

                YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS
                      BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), particularly statements regarding market expectations and opportunities, market share growth and new products and service expectations and capabilities. These forward-looking statements are just predictions and involve risks and uncertainties such that actual results may differ materially.

When used in this prospectus, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. Our actual future results may differ significantly from those stated in any forward-looking statements. These statements include statements regarding our ability to: increase revenues, generate multiple revenue streams, increase visitors to our Web sites and build customer loyalty; develop our sales and marketing teams; capitalize on our sales and marketing efforts; capitalize on our promotions, sponsorship, advertising and other revenue opportunities; build the Alloy, CCS and Dan's Comp brand names, as well as the brand names of our other subsidiaries, and develop our on-line community; develop commercial relationships with advertisers and other Web sites; our Web sites' appeal to marketers and users; meet anticipated cash needs for working capital and capital expenditures for the next 24 months; enhance our infrastructure technology, transaction-processing and automation capabilities of our Web sites; increase the efficiency of our supply chain and fulfillment system; expand into international markets; expand and utilize our name database; identify desirable products and to continue to limit our risks of our excess inventory; continue to provide high levels of customer service and support; manage our vendors to maintain our profit margins; identify and integrate potential acquisitions and investments; and contact and successfully market to the increasing Generation Y audience.

As a result of the foregoing and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price. We do not intend to update any of the forward-looking statements in this report to conform these statements to actual results, unless required by law.

In evaluating this offering, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 4 of this document.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock being offered and sold for the account of the selling stockholders described in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering, but will pay certain expenses related to the registration of the shares of the common stock, and will receive the exercise price if certain of the selling stockholders exercise their warrants to obtain shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

Based upon information available to us as of May 27, 2003, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Act. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholders as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

                                  Number of Shares                         Number of Shares
                                 Beneficially Owned     Shares Being      After Completion of
                                 Prior to Offering        Offered          This Offering (1)
                                 -----------------        -------          --------------
MarketSource Corporation                                 1,545,947            388,819*(2)
Thomas F. Schneider(3)                                  585,000(4)             201,000*
Brian S. Lash                                           165,000(5)              82,000*
Gary Colen(3)                                             45,324                42,813*
Bryan Cadogan(3)                                          45,324                  0*
Rapid Service Company                                     27,248                  0*
Debra Lynn Millman(6)                                    25,000(7)                0*
Kim Suzanne Millman(8)                                   25,000(7)                0*
Ronald L. Bujarski(8)                                    25,000(7)                0*
Craig T. Johnson(8)                                      25,000(7)                0*
Alan M. Weisman(9)                                      10,000(10)         1,201,614(2.93%)
Marta Loeb(11)                                             7,096                  0*
Dwayne Pettigrew(3)                                        3,624                  0*

* Indicates a less than 1% interest in common stock.

(1) The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this Offering.

(2) Includes 100,000 shares underlying warrants issued in connection with our acquisition of the 360 Youth business of MarketSource Corporation.

(3) Currently employed by Alloy Marketing and Promotions, LLC, a Delaware limited liability company that is our wholly owned subsidiary.

(4) Consists of up to 585,000 shares that may be issued, if at all, as part of an earn-out payment, which we are required to pay by November 15, 2003. This payment may be made in stock or cash, at our option.

(5) Consists of up to 165,000 shares that may be issued, if at all, as part of an earn-out payment, which we are required to pay by November 15, 2003. This payment may be made in stock or cash, at our option.

(6) Until November 2002, was an employee of GFLA, Inc., a California corporation and our wholly owned subsidiary ("GFLA").

(7) Consists of 25,000 shares underlying a warrant issued in connection with our March 2002 acquisition of GFLA.

(8) Until October 2002, was an employee of GFLA.

(9) Until January 2003, was an employee of CASS Communications, Inc. ("CASS"), a Delaware corporation that was our wholly owned subsidiary. In December 2002, CASS was merged into 360 Youth, LLC, a Delaware limited liability company and our wholly owned subsidiary.

(10) Consists of 10,000 shares underlying a warrant issued in connection with our November 2002 acquisition of substantially all of the assets of Career Recruitment Media, Inc.

(11) Until March 2002, was an employee of Triple Dot Communications, Inc. ("Triple Dot"), a Delaware corporation that was our wholly owned subsidiary. In December 2002, Triple Dot was merged into Alloy Marketing and Promotions, LLC, a Delaware limited liability company and our wholly owned subsidiary.

                              PLAN OF DISTRIBUTION

The shares of common stock to be sold by the selling stockholders in this offering have been listed on the Nasdaq National Market.

We are registering the shares offered under this prospectus on behalf of the selling stockholders for resale of such shares from time to time after the date of this prospectus. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholders as a gift, pledge, distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. We will not receive any proceeds from the sales of shares by the selling stockholders, but will receive the exercise price if certain of the selling stockholders exercise their warrants to acquire shares.

Sales of shares may be effected by the selling stockholder from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions otherwise than on the Nasdaq National Market or in the over-the-counter market, through put or call options transactions relating to the shares whether such options are listed on an options exchange or otherwise, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The shares may be sold by one or more, or a combination, of the following, in addition to any other method permitted under this prospectus:

          - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker-dealer as principal and resale by this broker-dealer for its account through this prospectus;

          - an exchange distribution;

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          - privately negotiated transactions;

          - an underwritten offering;

          - by pledge to secure debts and other obligations; or

          - to cover hedging transactions made pursuant to this prospectus.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling stockholders may, subject to the terms of certain agreements with us, enter into hedging transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume; sell short or deliver shares to close out positions; or loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares which are loaned, or upon a default the broker-dealer may sell the pledged shares by use of this prospectus. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers may be changed at different times.

Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such underwriters, broker-dealers or agents may act as agents or to whom they sell as principal, or both (that compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated at the time of sale).

The selling stockholders and any underwriters, broker-dealers or agents that act in connection with the sale of shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Act.

Because the selling stockholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Act relating to the sale of any shares. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Upon notification to us by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution for an exercise price of $ .01 per share or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. That supplement will disclose:

     o the name of the selling stockholder(s) and of the participating broker-dealer(s),

     o    the number of shares involved,

     o    the price at which such shares were sold,

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     o    that such broker-dealer(s) did not conduct any investigation to verify
          the   information  set  out  or  incorporated  by  reference  in  this prospectus, and

     o    other facts material to the transaction.

We have agreed to indemnify the selling stockholders, and the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares, against certain liabilities, including liabilities arising under the Act.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Company by Katten Muchin Zavis Rosenman of Washington, DC. The fair market value of all securities of the Registrant owned, received or to be received, or subject to options, warrants or rights received or to be received by members of Katten Muchin Zavis Rosenman, including certain members of their families and trusts for their benefit, does not exceed $50,000.

                                     EXPERTS

The consolidated financial statements of Alloy and its subsidiaries as of January 31, 2003, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission's Web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common stock is listed and traded on the Nasdaq National Market under the symbol "ALOY."

This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the Commission under the Act, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the Commission. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all of the shares offered by this prospectus:

     o Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed on May 1, 2003 and amended on May 16, 2003;

     o    Definitive Proxy Statement on Schedule 14A, filed on June 2, 2003;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003, filed on June 16, 2003.

     o    Current Report on Form 8-K, filed on April 14, 2003;

     o    Current Report on Form 8-K, filed June 5, 2003; and

     o The description of our common stock contained in "Description of Capital Stock" in the Registration Statement on Form S-3 filed with the Commission on January 30, 2002 (File No. 333-81648), including any amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address:

                                   Alloy, Inc.
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
                          Attention: Samuel A. Gradess

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee...................     $ 1,306.14
Transfer Agent and Registrar fees......       2,500
Accounting fees and expenses...........       5,000
Legal fees and expenses................      10,000
Printing and mailing expenses..........       5,000
Miscellaneous..........................       5,000
Total..................................     $28,306.14

Item 15. Indemnification of Directors and Officers.

Incorporated  herein  by  reference  from   "Indemnification  of  Directors  and
Officers" in our Registration Statement on Form S-1 (File No. 333-74159).

Item 16. Exhibits.

See Exhibit Index on page II-3.

Item 17. Undertakings.

          (a) The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act\ that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 17, 2003.

                                   ALLOY, INC.
                                  (Registrant)

                           By: /s/ Matthew C. Diamond
                               ----------------------
                            Name: Matthew C. Diamond
                   Title: Chief Executive Officer and Chairman


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                                            Title                                    Date
----------                                            -----                                    ----
/s/ Matthew C. Diamond                       Chief Executive Officer                  June 17, 2003
-------------------------                 (Principal Executive Officer)
Matthew C. Diamond                                 and Chairman


/s/ James K. Johnson, Jr.                   President, Chief Operating                June 17, 2003
-------------------------                      Officer and Director
James K. Johnson, Jr.


/s/ Samuel A. Gradess                        Chief Financial Officer                  June 17, 2003
-------------------------                    (Principal Financial and
Samuel A. Gradess                              Accounting Officer),
                                              Secretary and Director


/s/ Peter M. Graham                                  Director                         June 17, 2003
-------------------------
Peter M. Graham

/s/ David Yarnell                                    Director                         June 17, 2003
-------------------------
David Yarnell

/s/ Edward A. Monnier                                Director                         June 17, 2003
-------------------------
Edward A. Monnier

                                  Exhibit Index

EXHIBIT NUMBER      DESCRIPTION

4.1 Restated Certificate of Incorporation of Alloy, Inc. (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159), and incorporated herein by reference),

4.2 Certificate of Amendment to Restated Certificate of Incorporation ( filed as Exhibit 3.1 to Current Report on Form 8-K, filed with Commission on August 13, 2001 and incorporated herein by reference).

4.3 Certificate of Designations, Preferences, and Rights of the Series B Convertible Preferred Stock of Alloy Online, Inc. ( filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Commission on June 21, 2001 and incorporated herein be reference).

4.4 Restated Bylaws ( filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159), and incorporated herein by reference).

4.5 Form of Common Stock Certificate (incorporated by reference as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

4.6 Form of Common Stock Certificate (filed as exhibit to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

4.7 Restated Certificate of Incorporation of the Registrant (filed as exhibit to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

4.8 Restated Bylaws of the Registrant (filed as exhibit to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

4.9 Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by Alloy, Inc. to MarketSource Corporation (filed as exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on December 11, 2001 and incorporated herein by reference).

4.10 Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by Alloy, Inc. to Fletcher International Ltd. (filed as exhibit to the Registrant's Current Report on Form 8-K/A, filed with the Commission on February 1, 2002 and incorporated herein by reference).

4.11 Form of Warrant to Purchase Common Stock, dated as of June 19, 2001, issued by Alloy Online, Inc. to each of the Purchasers (filed as exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on June 21, 2001 and incorporated herein by reference).

4.12 Demand Note, dated as of August 1, 2001, by and between Alloy Online, Inc. and Alan M. Weisman (attached as exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on August 14, 2001 and incorporated herein by reference).

4.13 Demand Note, dated as of September 28, 2001, by and between Alloy, Inc. and Daniel E. Duckworth (attached as exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001 and incorporated herein by reference).

4.14 Demand Note, dated as of September 28, 2001, by and between Alloy, Inc. and Dianna J. Duckworth (attached as exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001 and incorporated herein by reference).

4.15 Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by Alloy, Inc. to Fletcher International Ltd.(attached as exhibit to the Registrant's Amended Current Report on Form 8-K/A, filed with the Commission on February 1, 2002 and incorporated herein by reference).

4.16 Warrant to Purchase Common Stock, dated as of March 18, 2002, issued by Alloy, Inc. to Craig T. Johnson (attached as exhibit to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003 and incorporated herein by reference).

4.17 Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by Alloy, Inc. to Alan M. Weisman (filed as exhibit to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003 and incorporated herein by reference).

5.1                 Opinion of Katten Muchin Zavis Rosenman

23.1                Consent of KPMG LLP, Independent Accountants.

23.2                Consent of Katten Muchin Zavis Rosenman (included in Exhibit
                    5.1)

24.1                Power of Attorney (included on the signature page)